                                                                    EXHIBIT 21.0

                           PACIFIC SCIENTIFIC COMPANY

                                  SUBSIDIARIES

The following is a list of the Registrant's wholly owned subsidiaries:

                                                                                ORGANIZED
                                SUBSIDIARY                                    UNDER LAWS OF
---------------------------------------------------------------------------  ---------------
Automation Intelligence, Inc. .............................................  Georgia
Bobinas del Sur, S.A. de C.V. .............................................  Mexico
Eduard Bautz GmbH..........................................................  Germany
High Yield Technology, Inc. ...............................................  California
Met One, Inc. .............................................................  California
Pacific Scientific GmbH....................................................  Germany
Pacific Scientific International Holding Inc. .............................  California
Pacific Scientific International Sales Corp. ..............................  Virgin Islands
Pacific Scientific Ltd. ...................................................  United Kingdom
Pacific Scientific S.A.R.L. ...............................................  France
Pacific Scientific Service Corp. ..........................................  California
Royce Thompson Ltd. .......................................................  United Kingdom
Solium Inc. ...............................................................  Massachusetts
Wermex Corporation.........................................................  Texas

                           PACIFIC SCIENTIFIC COMPANY

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                   FOR FISCAL YEARS ENDED DECEMBER 27, 1996,
                    DECEMBER 29, 1995 AND DECEMBER 30, 1994
                                 (IN THOUSANDS)

                                               BALANCE AT     ADDITIONS
                                               BEGINNING       CHARGED                       BALANCE AT
                 DESCRIPTION                   OF PERIOD      TO EXPENSE     DEDUCTIONS     END OF PERIOD
---------------------------------------------  ----------     ----------     ----------     -------------
INVENTORY RESERVE
  Year ended December 27, 1996...............    $3,445         $6,446*        $4,592          $ 5,299
  Year ended December 29, 1995...............     3,192          1,128            875            3,445
  Year ended December 30, 1994...............     4,114            618          1,540            3,192

ALLOWANCE FOR DOUBTFUL ACCOUNTS
  Year ended December 27, 1996...............    $1,151         $  488         $   24          $ 1,663
  Year ended December 29, 1995...............       942            354            145            1,151
  Year ended December 30, 1994...............       689            328             75              942

---------------
* Includes $4.0 million of restructuring and other charges at Solium.

                                       41